Exhibit 3.199

[SEAL]

SECRETARY OF STATE

I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

That the attached transcript of 3 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

IN WITNESS WHEREOF, I execute this
certificate and affix the Great Seal of
the State of California this day of

[SEAL]	JAN 21 2004

/s/ Kevin Shelly
Secretary of State

FILED
In the office of the Secretary of State of the State of California

ARTICLES OF INCORPORATION	APR 14 1980

OF	MARCH FONG EU, Secretary of State

SEA WIDE MUSIC, INC.	By:	/s/ [ILLEGIBLE]
Deputy

I

The name of this corporation is Sea Wide Music, Inc.

II

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III

The name and address in the State of California of this corporation’s initial agent for service of process is:

Ralph Goldman, CPA

9200 Sunset Boulevard, Suite 1000

Los Angeles, California 90069

IV

The total number of shares which this corporation is authorized to issue is One Thousand (1,000) all of the same class, designated “Common Stock”.

DATED: April 14, 1980
/s/ Victoria Newman
VICTORIA NEWMAN

I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

/s/ Victoria Newman
VICTORIA NEWMAN

2

FILED
In the office of the Secretary of State of the State of California
CERTIFICATE OF AMENDMENT
SEP 12 1980
OF
MARCH FONG EU, Secretary of State
ARTICLES OF INCORPORATION
	By	/s/ Kathleen P Gutierrez
Deputy

GILBERT N. SEGEL certifies that:

1.                                       He is the sole Director of SEA WIDE MUSIC, INC., a California corporation.

2.                                       He hereby adopts the following amendment of the Articles or Incorporation of this corporation:

Article I is amended to read as follows:

“The name of this corporation is Wide Music, Inc.”

3.                                       No shares have been issued.

/s/ Gilbert N. Segel
GILBERT N. SEGEL, Director

The undersigned declares under penalty of perjury that the matters set forth in the foregoing certificate are true of his own knowledge.  Executed at Los Angeles, California, on September 8, 1980.

/s/ Gilbert N. Segel
GILBERT N. SEGEL

[SEAL]